SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         -----------------------------


                                   FORM 8-A


         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                         CARCO Auto Loan Master Trust
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            (Exact Name of Registrant as Specified in Its Charter)



              New York                              Not Applicable
              --------                              ----------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

        27777 Franklin Road
        Southfield, Michigan                            48034-8286
      ------------------------                          ----------
 (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the registration of a class of securities pursuant to section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /x/

Securities Act registration statement file number to which this form relates:
333-38873 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

         CARCO Auto Loan Master Trust,
         Floating Rate Auto Loan Asset Backed Certificates, Series 1999-2, $750,000,000 Class A-1 Certificates, due May 2004

         CARCO Auto Loan Master Trust,
         Floating Rate Auto Loan Asset Backed Certificates, Series 1999-2, $600,000,000 Class A-2 Certificates, due May 2006

Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is set forth under the heading "Description of the Certificates" on pages 27 to 55 of the Prospectus, dated March 1, 1999 (related to CARCO Auto Loan Master Trust Auto Loan Asset Backed Certificates (the "Prospectus")) and under the heading "Series Provisions" on pages S-17 to S-37 of the Prospectus Supplement dated May 13, 1999 (related to the offering of $1,350,000,000 of CARCO Auto Loan Master Trust, Floating Rate Auto Loan Asset Backed Certificates, Series 1999-2 (the "Prospectus Supplement")). The Prospectus and the Prospectus Supplement were electronically transmitted to the Commission for filing on May 17, 1999, with reference to Registration Statement No. 333-38873 and in compliance with Rule 424(b)(5) adopted under the Securities Act of 1933, as amended. The material under the heading "Description of the Certificates" on pages 27 to 55 of the Prospectus and under the heading "Series Provisions" on pages S-17 to S-37 of the Prospectus Supplement is incorporated herein by reference.

Item 2.  Exhibits.

1.1 Copy of a CARCO Auto Loan Master Trust, Floating Rate Auto Loan Asset Backed Certificate, Series 1999-2, Class A-1 Certificate, due May 2004./1/

1.2 Copy of a CARCO Auto Loan Master Trust, Floating Rate Auto Loan Asset Backed Certificate, Series 1999-2, Class A-1 Certificate, due May 2006./1/

2.1 Copy of the Pooling and Servicing Agreement, dated as of May 31, 1991, among Chrysler Auto Receivables Company, as Seller ("CARCO"), Chrysler Credit Corporation, as Servicer ("CCC") and Manufacturers and Traders Trust Company, as Trustee ("Manufacturers")./2/

2.2 Copy of the First Amendment dated as of August 6, 1992 to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by CARCO to USA on August 8, 1991, among USA, as Seller, CCC, as Servicer and Manufacturers, as Trustee./3/




--------
/1/ Filed as Exhibit 4.1 to the Registrant's Form 8-K dated August 30, 1999, and incorporated herein by reference.
/2/ Filed as Exhibit 2 to the Registrant's Registration Statement on Form 8-A dated July 31, 1991, and incorporated herein by reference.
/3/ Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-52990) and incorporated herein by reference.

2.3 Copy of the Second Amendment dated as of September 21, 1993 to the Pooling and Servicing Agreement dated as of May 31, 1991, as assigned by CARCO to USA on August 8, 1991, among USA, as Seller, CCC, as Servicer and Manufacturers, as Trustee./4/

2.4 Copy of Agreement of Resignation, Appointment and Acceptance dated as of August 23, 1996, by and among USA, Chrysler Financial Corporation, Manufacturers, and The Bank of New York ("BNY")./5/

3. Copy of the Series 1999-2 Supplement dated as of May 20, 1999, among USA, as Seller, Chrysler Financial Company L.L.C., as Servicer, and BNY, as Trustee./6/







-----------------
/4/ Filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 33-70144) and incorporated herein by reference.
/5/ Filed as Exhibit 4-DD to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1996, and incorporated herein by reference.
/6/ Filed as Exhibit 4.1 to the Registrant's Form 8-K dated August 30, 1999, and incorporated herein by reference.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 CARCO Auto Loan Master Trust,
                                 (Registrant)



                                 By:  Chrysler Financial Company L.L.C.,
                                         as Servicer




                                 By: /s/ Tracy L. Hackman
                                     ---------------------------------------
                                     Name:   Tracy L. Hackman
                                     Title:  Secretary


Date:  April 28, 2000